As filed with the Securities and Exchange Commission on July 14, 2015

File No. 001-36861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Lumentum Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3108385
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

400 N. McCarthy Blvd.
Milpitas, California	95035
(Address of principal executive offices)	(Zip code)

408-546-5000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

LUMENTUM HOLDINGS INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof, unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” “Description of Material Indebtedness” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitations on Liability, Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Contribution Agreement by and between JDS Uniphase Corporation and Lumentum Operations LLC+
2.2	Form of Membership Interest Transfer Agreement by and between JDS Uniphase Corporation and Lumentum Inc.+
2.3	Form of Separation and Distribution Agreement by and between JDS Uniphase Corporation, Lumentum Holdings Inc. and Lumentum Operations LLC+
3.1	Form of Amended and Restated Certificate of Incorporation of Lumentum Holdings Inc.+
3.2	Form of Amended and Restated Bylaws of Lumentum Holdings Inc.+
4.1	Form of Stockholder’s and Registration Rights Agreement by and between JDS Uniphase Corporation and Lumentum Holdings Inc.+
10.1	Form of Tax Matters Agreement by and between JDS Uniphase Corporation and Lumentum Holdings Inc.+
10.2	Form of Employee Matters Agreement by and between JDS Uniphase Corporation, Lumentum Holdings Inc. and Lumentum Operations LLC+
10.3	Form of Intellectual Property Matters Agreement by and between JDS Uniphase Corporation and Lumentum Operations LLC+
10.4	Lumentum Holdings Inc. 2015 Equity Incentive Plan+
10.5	Form of Lumentum Holdings Inc. Change in Control Benefits Plan+
10.6	Form of Indemnification Agreement by and between Lumentum Holdings Inc. and individual directors and officers+
10.7	Securities Purchase Agreement by and among JDS Uniphase Corporation, Lumentum Holdings Inc., and Amada Holdings Co., Ltd., dated May 12, 2015+
21.1	Subsidiaries of Lumentum Holdings Inc.+
99.1	Information Statement of Lumentum Holdings Inc., preliminary and subject to completion, dated July 14, 2015
99.2	Form of Certificate of Designation of the Series A Preferred Stock of Lumentum Inc.+

+	Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENTUM HOLDINGS INC.

By:	/s/ Alan Lowe
Name: Alan Lowe
Title: President and Chief Executive Officer

Date: July 14, 2015

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